[Exhibit 23.1]







       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the inclusion in this Registration Statement on Form SB-2, of our report dated November 25, 2003, relating to the financial statements of Med Gen, Inc. for the fiscal year ending September 30, 2004.

     We also consent to the references to us under the heading "Experts" in such Registration Statement.



                       Respectfully,

                       /s/ Stark Winter Schenkein & Co., LLP




     Stark Winter Schenkein & Co., LLP
     Denver, Colorado
     January 14, 2005